CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 9, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of PBHG Growth II Portfolio, PBHG Large Cap Growth Portfolio, PBHG Technology & Communications Portfolio, PBHG Small Cap Portfolio, PBHG Select Value Portfolio, PBHG Mid-Cap Portfolio, PBHG Small Cap Growth Portfolio and PBHG Large Cap Growth Concentrated Portfolio (formerly PBHG Select 20 Portfolio), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 8, 2005